Pricing Supplement As Amended on February 11, 2008

(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                               $2,943,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to four (4) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 February 8, 2008

Issuance Date:                February 13, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

             Valuation Date:  May 9, 2008

              Maturity Date:  May 13, 2008

    Coupon Payment Date (s):  The coupon will be paid on the 13th day of each month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

             Valuation Date:  February 10, 2009

              Maturity Date:  February 13, 2009

    Coupon Payment Date (s):  The coupon will be paid on the 13th day of each month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Reference Stock:

No.   Principal     Reference Stock           Ticker    Coupon    Strike      Barrier     Term       Monitoring Method       CUSIP
---   ---------     ---------------           ------    ------    ------      -------     ----       -----------------       -----
      Amount                                             Rate     Price        Price
      ------                                             ----     -----        -----

592   $1,247,000    Potash Corporation          POT     25.00%    $137.50     $103.13    3 month    Close of Trading Day   78008EZ26


593   $607,000      General Motors Corporation  GM      25.50%     $25.80      $19.35    3 month    Close of Trading Day   78008EY50


594   $1,019,000    AT&T Inc.                    T      11.00%     $36.37      $29.10   12 month    Close of Trading Day   78008EY68

595   $70,000       Pulte Homes, Inc.           PHM     21.50%     $14.49       $8.69   12 month    Close of Trading Day   78008EY43

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.75%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.75%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note
         RevCon 592                       100%                         2.00%                        98.00%
                                       $1,247,000                     $24,940                    $1,222,060.00

         RevCon 593                       100%                         2.00%                        98.00%
                                        $607,000                      $12,140                     $594,860.00

         RevCon 594                       100%                         2.75%                        97.25%
                                       $1,019,000                    $28,022.50                   $990,977.50

         RevCon 595                       100%                         2.75%                        97.25%
                                        $70,000                      $1,925.00                    $68,075.00


                         RBC Capital Markets Corporation
                         As Amended on February 11, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as       Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (POT): 2.57% of each stated interest payment (25.00% in total) will be treated as an interest payment and 22.43% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 2.57% of each stated interest payment (25.50% in total) will be treated as an interest payment and 22.93% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (T): 2.63% of each stated interest payment (11.00% in total) will be treated as an interest payment and 8.37% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PHM): 2.63% of each stated interest payment (21.50% in total) will be treated as an interest payment and 18.87% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Potash Corporation of Saskatchewan Inc. (PCS) is an integrated fertilizer and related industrial and feed products company. During the year ended December 31, 2006, the Company's potash operations represented an estimated 15% of global production, 22% of global potash capacity and 55% of global potash excess capacity. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and one in New Brunswick. During 2006, PCS Joint Venture, Ltd., its subsidiary, sold all of its Florida assets and shut down its Georgia manufacturing facility.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o AT&T Inc. (AT&T) is a holding company whose subsidiaries and affiliates operate in the communications services industry both domestically and internationally providing wireline and wireless telecommunications services and equipment, as well as directory advertising and publishing services. The services and products offered by the Company include local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services, directory advertising and publishing. AT&T operates in four segments: wireline, wireless, directory and other. On December 29, 2006, AT&T acquired BellSouth. With the BellSouth acquisition, it acquired BellSouth's remaining 40% interest, resulting in 100% ownership, in AT&T Mobility LLC. In November 2007, AT&T acquired Dobson Communications Corporation. In December 2007, the Company acquired Ingenio, a provider of Pay Per Call technology.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-01105.

     o Pulte Homes, Inc. is a holding company that, through its subsidiaries, is engaged in the homebuilding and financial services businesses. The Company's direct subsidiaries include Pulte Diversified Companies, Inc., Del Webb Corporation (Del Webb) and other subsidiaries engaged in the homebuilding business. Pulte Diversified Companies, Inc.'s operating subsidiaries include Pulte Home Corporation, Pulte International Corporation (International) and other subsidiaries engaged in the homebuilding business. The Company also has a mortgage banking company, Pulte Mortgage LLC (Pulte Mortgage), which is a subsidiary of Pulte Home Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09804.



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four calendar quarters of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through February 8, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                        Potash Corp. of Saskatchewan Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               16.1667                  13.1533                 16.15
     7/1/2004             9/30/2004               21.4167                  15.2583                 21.39
    10/1/2004            12/31/2004               28                       20.2167                 27.6867

     1/1/2005             3/31/2005               30.6667                  24.302                  29.17
     4/1/2005             6/30/2005               35.5567                  26.4233                 31.86
     7/1/2005             9/30/2005               38.3833                  30.95                   31.1067
    10/1/2005            12/30/2005               31.1067                  24.2567                 26.74

     1/1/2006             3/31/2006               33.08                    26.05                   29.3633
     4/1/2006             6/30/2006               35.4667                  26.28                   28.6567
     7/1/2006             9/29/2006               35.4933                  27.3433                 34.73
    10/1/2006            12/29/2006               49.0633                  33.8333                 47.8267

     1/1/2007             3/31/2007               56.3533                  44.05                   53.31
     4/1/2007             6/30/2007               80.85                    52.8233                 77.97
     7/1/2007             9/30/2007              109.4                     71.5                   105.7
    10/1/2007            12/31/2007              151.9                     97.36                  143.96

     1/1/2008              2/8/2008              152.44                   105.52                   137.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               50.04                    42.88                    46.59
     7/1/2004             9/30/2004               46.93                    40.53                    42.48
    10/1/2004            12/31/2004               43.29                    36.9                     40.06

     1/1/2005             3/31/2005               40.8                     27.98                    29.39
     4/1/2005             6/30/2005               36.65                    24.67                    34
     7/1/2005             9/30/2005               37.7                     30.21                    30.61
    10/1/2005            12/30/2005               31.5                     18.33                    19.42

     1/1/2006             3/31/2006               24.6                     18.47                    21.27
     4/1/2006             6/30/2006               30.56                    19                       29.79
     7/1/2006             9/29/2006               33.64                    27.12                    33.26
    10/1/2006            12/29/2006               36.56                    28.49                    30.72

     1/1/2007             3/31/2007               37.24                    28.81                    30.64
     4/1/2007             6/30/2007               38.66                    28.86                    37.8
     7/1/2007             9/30/2007               38.27                    29.1                     36.7
    10/1/2007            12/31/2007               43.2                     24.5                     24.89

     1/1/2008              2/8/2008               29.28                    21.34                    25.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AT&T Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               25.68                    23.5                     24.25
     7/1/2004             9/30/2004               26.88                    22.98                    25.95
    10/1/2004            12/31/2004               27.29                    24.55                    25.77

     1/1/2005             3/31/2005               25.98                    22.99                    23.69
     4/1/2005             6/30/2005               24.33                    22.78                    23.75
     7/1/2005             9/30/2005               24.97                    23.2                     23.97
    10/1/2005            12/30/2005               25.6                     21.75                    24.49

     1/1/2006             3/31/2006               28.82                    24.24                    27.04
     4/1/2006             6/30/2006               28.03                    24.72                    27.89
     7/1/2006             9/29/2006               33.76                    26.35                    32.56
    10/1/2006            12/29/2006               36.21                    31.57                    35.75

     1/1/2007             3/31/2007               39.86                    32.7                     39.43
     4/1/2007             6/30/2007               41.54                    38.3799                  41.5
     7/1/2007             9/30/2007               42.97                    36.53                    42.31
    10/1/2007            12/31/2007               42.79                    36.25                    41.56

     1/1/2008              2/8/2008               41.94                    33.32                    36.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Pulte Homes Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               28.25                    22.375                   26.015
     7/1/2004             9/30/2004               32.035                   24.435                   30.685
    10/1/2004            12/31/2004               32.5                     23.73                    31.9

     1/1/2005             3/31/2005               39.95                    30.01                    36.815
     4/1/2005             6/30/2005               43.85                    33.825                   42.125
     7/1/2005             9/30/2005               48.225                   40.79                    42.92
    10/1/2005            12/30/2005               43.76                    34.25                    39.36

     1/1/2006             3/31/2006               44.7                     36.01                    38.42
     4/1/2006             6/30/2006               41.48                    26.49                    28.79
     7/1/2006             9/29/2006               33.92                    26.02                    31.86
    10/1/2006            12/29/2006               35.31                    28.25                    33.12

     1/1/2007             3/31/2007               35.56                    25.51                    26.46
     4/1/2007             6/30/2007               29.4                     22.26                    22.45
     7/1/2007             9/30/2007               24.25                    12.88                    13.61
    10/1/2007            12/31/2007               16.99                     8.78                    10.54

     1/1/2008              2/8/2008               16.63                     8.2                     14.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about February 13, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,943,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes




                         As Amended on February 11, 2008